Exhibit 10.20

WESCO AIRCRAFT HOLDINGS, INC.
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (“Agreement”) is entered into as of July 27, 2011 by and among Wesco Aircraft Holdings, Inc. (formerly known as Wesco Holdings, Inc.), a Delaware corporation (the “Company”), Falcon Aerospace Holdings, LLC, a Delaware limited liability company (“Falcon”), the trusts listed as Snyder Trusts on the signature pages hereof (the “Snyder Trusts”), and each other person listed as a Stockholder on the signature pages hereof or who from time to time may execute and deliver a counterpart signature page and become a party hereto.

RECITALS

WHEREAS, the Company entered into a Stockholders Agreement, dated September 29, 2006, with certain of its stockholders as of that date (the “Original Agreement”);

WHEREAS, the Company is proposing to consummate an initial public offering of its capital stock (the “Initial Public Offering”);

WHEREAS, in accordance with Section 11(j) of the Original Agreement, the Company, Falcon and the Snyder Trusts desire to amend and restate the Original Agreement in its entirety as provided herein; and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer of the Common Stock now held of record or beneficially by, or hereafter acquired by, the Stockholders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.         DEFINITIONS:

(a)           As used in this Agreement, the following terms have the following meanings set forth below.

“Adverse Disclosure” shall mean public disclosure of material non-public information which, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the Commission by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Carlyle Majority” means Carlyle Stockholders who, in the aggregate, hold more than 51% of the Common Stock held by all Carlyle Stockholders.

“Carlyle Management Agreement” means that certain Management Agreement, dated as of September 29, 2006, by and between the Company and TC Group, L.L.C., as amended, restated or otherwise modified from time to time.

“Carlyle Stockholders” means (i) Falcon and (ii) any Affiliate of Carlyle Partners IV, L.P. or CP IV Coinvestment, L.P. which is issued Common Stock or becomes the beneficial owner of any Common Stock or is Transferred any Common Stock by any other Person.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, including all amendments thereto, as filed with the Secretary of State of the State of Delaware as of the date hereof.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, together with each class of security into which such common stock may be converted or for which such common stock may be exercised or exchanged.

“Common Stock Equivalents” means securities or rights that are convertible into or exercisable or exchangeable for (a) shares of Common Stock or (b) any other securities or rights that are convertible into or exercisable or exchangeable for, shares of Common Stock.

“Company Sale” means any transaction or series of transactions as a result of which one or more Affiliated Persons or a “group” of Persons (within the meaning of Section 13(d) under the Securities Exchange Act of 1934, as amended) (other than, in each case, the Stockholders and their Affiliates) acquires (i) equity securities of the Company possessing the voting power sufficient to elect a majority of the members of the Board of Directors of the Company or its successor(s) (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s equity or otherwise, but excluding any Exempt Transfers) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Transfer” means:

(i)            a Transfer of Common Stock by Randy Snyder, Susan Snyder, their lineal descendants, or trusts solely for the benefit of any of the foregoing to any foundation established by such Persons that qualifies as a charitable organization under Internal Revenue Code Sections

170(c), 2055(a) and 2522(a), provided that such foundation is controlled by Randy Snyder if he is alive, or Susan Snyder if Randy Snyder is not alive, or Susan Snyder’s designee or legal successor if she is not alive, and the parties who control such foundation sign this Agreement on behalf of the foundation and further agree for the term of this Agreement not to Transfer any shares of Common Stock to any Person other than a return of such Common Stock to such transferor Wesco Stockholder or pursuant to Sections 4, 5 or 7;

(ii)           a Transfer of Common Stock from a Wesco Stockholder which is a trust to the grantor or settlor of such trust or to a beneficiary of such trust provided that the transferee in any such Transfer is Randy Snyder, Susan Snyder, their lineal descendants, spouses of their lineal descendants or trusts solely for the benefit of the foregoing (collectively, the “Snyder Family”);

(iii)          a Transfer of Common Stock between or among Wesco Stockholders that are members of the Snyder Family or from a Wesco Stockholder that is a member of the Snyder Family to a trust for the sole benefit of members of the Snyder Family;

(iv)          a Transfer of Common Stock by any Wesco Stockholder by gift to, or for the benefit of, members of such Wesco Stockholder’s Immediate Family or one or more trusts established for the sole benefit of the transferring Wesco Stockholder or members of such Wesco Stockholder’s Immediate Family, provided that the transferring Wesco Stockholder at all times and through all subsequent Transfers (other than pursuant to Sections 4, 5 or 7) retains the sole and exclusive right to vote and dispose of any Common Stock transferred to such person or trust;

(v)           a Transfer of Common Stock by any deceased Wesco Stockholder by will or intestate succession to such Wesco Stockholder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries;

(vi)          a Transfer of Common Stock by a Wesco Stockholder to his or her spouse pursuant to a judgment or settlement related to such Wesco Stockholder’s divorce;

(vii)         at any time after a Qualified Public Offering, a Transfer of Common Stock by a Stockholder to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder; or

(viii)        a Transfer to the Company with respect to which all obligations herein (including those with respect to the Tag-Along Right) have been observed and performed.

Notwithstanding the foregoing, (x) no Transfer shall be permitted pursuant to clauses (ii), (iv), (v) and (vi) to any of (i) the Seller Entities, (ii) the Snyder Family or (iii) any other Person who, by giving effect to such Transfer, would cause Wesco U.S. as “new target” within the meaning of Section 197(f)(9) of the Code to be related to Wesco U.S. as “old target” within the meaning of Section 197(f)(9) of the Code, without first obtaining the prior written consent of the Carlyle Majority, which may be withheld in its sole discretion if the Carlyle Majority are advised by their counsel that giving effect to the proposed Transfer, when considered together with the pre-existing stock ownership, would either cause or may create any risk that the anti-churning rules of Section 197(f)(9) of the Internal Revenue Code would apply to disallow or reduce any depreciation or amortization benefits otherwise available to Holdco, the Surviving Entity or any of the Wesco Entities or any successor entities thereto, and (y) in no event shall any Transfer of Common Stock be effective (and any such attempted Transfer shall be null and void ab initio and of no further force or effect without any action of any party) if it has the effect of causing the anti-churning rules of Section 197(f)(9) of the Internal Revenue Code to disallow or reduce any depreciation or amortization benefits otherwise available to Holdco, the Surviving Entity or any of the Wesco Entities or any successor entities thereto.  Terms used in this paragraph but not defined in this Agreement shall have the meanings set forth in that certain Stock Purchase and Exchange Agreement and Agreement and Plan of Merger, dated July 23, 2006, by and among the Company, Wesco Aircraft Hardware Corp., Falcon and the other parties set forth on the signature pages thereof.

“Governmental Authority” means any United States, foreign, supra-national, federal, state, provincial, local or self-regulatory governmental, regulatory or administrative authority, agency, division, body, organization or commission or any judicial or arbitral body.

“Immediate Family” means, with respect to any natural person, (a) the spouse of such natural person and (b) such natural person’s, and his or her spouse’s, respective grandparents, parents, siblings, children or descendants, whether by blood, marriage or adoption.

“Independent Director” shall mean an individual that is independent within the meaning of “independent director” under the Exchange Act and the New York Stock Exchange rules or the rules of such other national securities exchange on which the Common Stock is then listed for trading.

“IPO Date” means the date on which the Company consummates a Qualified Public Offering.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law and, in the case of any action by the Company that requires a vote or other action on the part of the Board of Directors, to the extent such action is consistent with the fiduciary duties that the Directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Parties” means the Stockholders and the Company.

“Permitted Transferee” means any Person to which any Stockholder Transfers his, her or its Common Stock pursuant to an Exempt Transfer, other than a Transfer described in clause (vii) of the definition thereof.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization, or any Governmental Authority.

“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Common Stock sold in such offering is equal to or greater than $50 million.

“Registrable Common Stock” means the Common Stock, other than shares of Common Stock (a) sold by a Stockholder in a transaction that does not constitute an Exempt Transfer and in which the Stockholder’s rights under this Agreement are not assigned, (b) sold pursuant to an effective registration statement under the Securities Act, (c) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (d) that can be sold by the Stockholder in question within ninety (90) days in the manner described in clause (c) above.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” shall mean a Registration Statement of the Company filed with the Commission on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the shares of Registrable Common Stock, as applicable.

“Stockholders” means the Carlyle Stockholders and the Wesco Stockholders, collectively.

“Third Party Purchaser” means any Person other than a Stockholder or their Permitted Transferees who purchases or intends to purchase Common Stock from any Stockholder or their Permitted Transferees.

“Transfer” means sell, transfer, convey, assign, pledge, hypothecate or otherwise dispose of or encumber.

“Vested Options” means any options to acquire Common Stock now or hereafter issued by the Company pursuant to one or more equity or stock option plans adopted by the Board of Directors that are, at the time in question, exercisable in accordance with their terms (including any options which become exercisable as a result of or upon the consummation of any transaction giving rise to any relevant right hereunder).

“Wesco Majority” means Wesco Stockholders who, in the aggregate, hold more than 51% of the Common Stock held by all Wesco Stockholders.

“Wesco Stockholders” means (i) Randy Snyder, Susan Snyder and trusts or foundations holding shares of Common Stock that are established by Randy Snyder or Susan

Snyder or for the benefit of the Snyder Family, and in each case that are a party hereto, (ii) the other Stockholders from time to time designated as “Wesco Stockholders” on the signature pages hereto and (iii) any Permitted Transferee of the Persons listed in clause (i) or (ii).

(b)           The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Agreement	Preamble
Automatic Shelf Registration Statement	7(e)
Bring-Along Notice	4(b)
Bring-Along Right	4(a)
Carlyle Stockholder	Preamble
Commission	7(e)
Company	Preamble
Demand Registration	7(a)
Demand Suspension	7(a)
Demanding Stockholder	7(a)
Falcon	Preamble
FINRA	7(c)
Initial Public Offering	Recitals
Original Agreement	Recitals
Other Registering Holders	7(b)
Prospectus	7(e)
purchaser representative	6(a)
Registering Stockholder	7(b)
Registration Statement	7(e)
Sale Notice	5(b)
Snyder Trusts	Preamble
Stockholder	Preamble
Tag-Along Notice	5(c)
Tag-Along Right	5(a)
Tag-Along Stockholders	5(a)
Third Party Terms	4(b)
WKSI	7(e)

(c)           Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refers to the specified Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, and (vi) the word “or” shall be disjunctive but not exclusive.

(d)           References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(e)           References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(f)            The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

SECTION 2.         BOARD OF DIRECTORS

(a)           Nomination.  The Board of Directors shall consist of eight (8) Directors; provided that, within one (1) year of the effective date of the registration statement relating to the Initial Public Offering, the Board of Directors shall be expanded to add an additional Independent Director and the Company and the Stockholders shall take all Necessary Actions to increase the size of the Board of Directors to add such Independent Director.  The Company will not decrease or otherwise increase the number of Directors without the consent of the Carlyle Stockholders constituting a Carlyle Majority (so long as the Carlyle Stockholders hold in the aggregate five percent (5%) or more of the then-outstanding shares of Common Stock) and the Wesco Stockholders constituting a Wesco Majority (so long as the Wesco Stockholders hold in the aggregate five percent (5%) or more of the then-outstanding shares of Common Stock).  The Company and the Stockholders shall take all Necessary Actions to cause the Board of Directors to consist of members designated as follows:

(i)            six (6) nominees designated by the Carlyle Stockholders constituting a Carlyle Majority (the “Carlyle Directors”); provided that (A) the number of Carlyle Directors to be designated by Carlyle shall be reduced to four (4) Directors at such time as the Carlyle Stockholders in the aggregate hold less than forty percent (40%) of the then-outstanding shares of Common Stock, (B) the number of Carlyle Directors to be designated by Carlyle shall be reduced to three (3) Directors at such time as the Carlyle Stockholders in the aggregate hold less than twenty five percent (25%) of the then-outstanding shares of Common Stock, (C) the number of Carlyle Directors to be designated by Carlyle shall be reduced to two (2) Directors at such time as the Carlyle Stockholders in the aggregate hold less than fifteen percent (15%) of the then-outstanding shares of Common Stock, (D) the number of Carlyle Directors to be designated by Carlyle shall be reduced to one (1) Director at such time as the Carlyle Stockholders in the aggregate hold less than ten percent (10%) of the then-outstanding shares of Common Stock and (E) the Carlyle Stockholders shall have no right to designate any members of the Board of Directors pursuant to this Section 2(a)(i) at such time as the Carlyle Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding shares of Common Stock;

(ii)           one (1) nominee designated by the Wesco Stockholders constituting a Wesco Majority; provided that the Wesco Stockholders shall have no right to designate any members of the Board of Directors pursuant to this Section 2(a)(ii) at such time as the Wesco Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding shares of Common Stock; and provided, further, that, so long as Randy Snyder is employed by or engaged as a consultant by the Company or any of its subsidiaries, such nominee shall be Randy Snyder, and at such time as Randy Snyder is no longer employed or engaged by the

Company or any of its subsidiaries, such nominee must be deemed in the reasonable judgment of the Board of Directors to be qualified to serve on the board of a public company; and

(iii)          each additional nominee designated by the Board of Directors or a committee designated by the Board of Directors.

The Company shall cause the individuals designated in accordance with Section 2(a) to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at each meeting of the stockholders of the Company at which directors of the Company are to be elected, shall recommend that the stockholders of the Company elect to the Board of Directors each such individual nominated for election at such meeting.

(b)       Voting Agreement.  At each election of Directors held after the date hereof (or each written consent in lieu thereof), each Stockholder agrees to vote all shares of Common Stock entitled to vote in the election of directors owned or held of record by such Stockholder, and to take any other Necessary Actions, to elect (or to execute such written consent consenting to the election of) the nominees designated pursuant to subsection (a) above.  The voting agreements contained herein are coupled with an interest and may not be revoked or amended except as set forth in this Agreement.

(c)       Removal.  If Stockholders representing a Carlyle Majority or a Wesco Majority, as the case may be, provide written notice to each other Stockholder entitled to vote in the election of Directors indicating that such Stockholders desire to remove a Director previously designated by a Carlyle Majority or Wesco Majority, as the case may be, then such Director shall be removed, and each Stockholder hereby agrees to vote all shares of Common Stock owned or held of record by such Stockholder to effect such removal.  Notwithstanding the foregoing, no Director designated by a Carlyle Majority or a Wesco Majority shall be removed, with or without cause, without the prior written consent of a Carlyle Majority or a Wesco Majority, respectively.

(d)       Vacancies.  If a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Director nominated pursuant to Sections 2(a)(i) or 2(a)(ii), the Carlyle Majority or the Wesco Majority, as the case may be, who previously designated such Director shall be entitled to designate a replacement Director to fill such vacancy (subject to any consent rights set forth in subsection (a)(iii) above), and each Stockholder then entitled to vote in the election of Directors hereby agrees to vote all voting shares of Common Stock owned or held of record by it for the individual designated to fill such vacancy by the Carlyle Majority or Wesco Majority, as the case may be; provided, that such designee may not previously have been a Director who was removed for cause.

SECTION 3.         PROHIBITIONS ON TRANSFERS

Except as approved by the Carlyle Majority and the Wesco Majority, no Wesco Stockholder shall Transfer or enter into any binding commitment to Transfer any shares of Common Stock except (i) in compliance with the terms of Sections 4, 5 or 7 hereof or (ii) pursuant to an Exempt Transfer.  It shall be a condition to any Transfer pursuant to the preceding clause (ii)

that (a) the Permitted Transferee (and any trustee(s) of any trust that is a Permitted Transferee) shall agree to become a party to this Agreement as a “Stockholder” for all purposes hereof and shall complete, execute and deliver to the Company a signature page in the form attached as Exhibit A hereto acknowledging that such Permitted Transferee agrees to be bound by the terms hereof (except in the case of a Transfer of Common Stock pursuant to a transaction set forth in clause (v) or (vii) of the definition of Exempt Transfer) and (b) such Transfer is either exempt from the registration requirements of the Securities Act and the applicable securities laws of any state or that such registration requirements have been complied with.  Any attempted Transfer of any Common Stock not in accordance with the provisions of this Section 3 shall be null and void and neither the Company nor any transfer agent of such Common Stock shall give any effect to such attempted Transfer in violation hereof.

SECTION 4.         BRING-ALONG RIGHTS

(a)           In connection with any proposed Company Sale, the Carlyle Stockholders shall have the right (a “Bring-Along Right”), but not the obligation, to cause all, but not less than all, Wesco Stockholders to tender for purchase to the Third Party Purchaser in such Company Sale, a number of shares of Common Stock (including Common Stock issuable upon exercise of Vested Options) equaling the amount derived by multiplying (i) the total number of shares of Common Stock proposed to be purchased by the Third Party Purchaser by (ii) a fraction, the numerator of which is the total number of shares of Common Stock held by such Wesco Stockholder (which shall, for the purpose of this Section 4(a), be deemed to include all Common Stock issuable upon exercise of all Vested Options held by such Wesco Stockholder and any restricted shares of Common Stock held by such Wesco Stockholder) and the denominator of which is the total number of then outstanding shares of Common Stock (which shall, for the purpose of this Section 4(a), be deemed to include all Common Stock issuable upon exercise of all Vested Options then outstanding and all restricted shares of Common Stock then outstanding).

(b)           Any Carlyle Stockholder that elects to exercise its Bring-Along Right shall so notify each of the Wesco Stockholders pursuant to a written notice (each, a “Bring-Along Notice”) delivered to the Wesco Stockholders at least twenty (20) Business Days prior to the date on which the Carlyle Stockholder expects the proposed Company Sale that triggered such Bring-Along Right to be consummated.  Each Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser and the amount of Common Stock proposed to be purchased by such Third Party Purchaser, (ii) the proposed amount and form of consideration and the terms and conditions of payment offered by the Third Party Purchaser and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”), together with a copy of any written documents constituting the offer or proposal of the Third Party Purchaser and (iii) the number of shares of Common Stock and/or Vested Options that such Wesco Stockholder is required to sell pursuant to the Bring-Along Right; provided, however, that the aggregate consideration payable for Vested Options sold to a Third Party Purchaser pursuant to the Bring-Along Right shall be (i) the aggregate consideration payable with respect to the Common Stock issuable upon exercise of such Vested Options, minus (ii) the aggregate exercise price payable upon the exercise of such Vested Options.  The terms and conditions applicable to such purchase and sale of any shares of Common Stock and Vested Options purchased from any Wesco Stockholder pursuant to this Section 4 shall otherwise be the same as the terms and conditions applicable to such Carlyle Stockholders, including the timing of purchase, sale and payment.

(c)           Upon the receipt of a Bring-Along Notice, each Stockholder shall be obligated to sell the number of shares of Common Stock and Vested Options required to be sold by such Stockholder as set forth in the Bring-Along Notice on the Third Party Terms, on the terms and subject to the conditions generally applicable to all Stockholders selling to the Third Party Purchaser in connection with such transaction(s) and subject to the consummation of such transaction(s) in accordance with their terms.

(d)           At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 4, the Third Party Purchaser shall remit to each Stockholder the consideration for the Common Stock and Vested Options to be sold by such Stockholder (less any portion of the consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; provided, however, that such escrow or hold back is pro rata among all Stockholders and other parties selling securities in such transaction), against delivery by such Stockholder of the certificates (if any) representing such Common Stock, duly endorsed for Transfer or with duly executed stock powers or similar instruments, and such other instruments of Transfer or acknowledgments of cancellation of any Vested Options to be sold by such Stockholder, in each case, as may be reasonably requested by the Third Party Purchaser and the Company, and the compliance by such Stockholder with any other conditions to closing generally applicable to all Stockholders selling Common Stock in such transaction; provided, no such condition shall require such Stockholder to undertake or agree to bear joint and several liability with any other party thereto or to bear more than such Stockholder’s proportionate share of any indemnification obligations.

SECTION 5.         TAG-ALONG RIGHTS

(a)           In the event that a Carlyle Stockholder proposes to Transfer all or any portion of the Common Stock then held by such Carlyle Stockholder to a Third Party Purchaser, other than pursuant to an Exempt Transfer, each of the Snyder Trusts and their respective Permitted Transferees (collectively, the “Tag-Along Stockholders”) shall have the right (the “Tag-Along Right”) to sell in their discretion up to the same percentage of such Tag-Along Stockholder’s Common Stock as all Carlyle Stockholders are proposing to sell in such a transaction by requesting that such Third Party Purchaser purchase from such Tag-Along Stockholder up to the number of shares of Common Stock equal to the number derived by multiplying (i) the total number of shares of Common Stock that the proposed Third Party Purchaser(s) have agreed or committed to purchase by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Tag-Along Stockholder (other than shares issuable upon the exercise of Vested Options of such Tag-Along Stockholder, but including unvested restricted shares of Common Stock held by such Stockholder if the proposed Transfer would constitute a Company Sale and including any shares to be issued upon any exercise of Vested Options conditioned upon the consummation of the Transfer), and the denominator of which is the total number of shares of Common Stock then outstanding (other than shares issuable upon the exercise of then-outstanding Vested Options, but including unvested restricted shares of Common Stock then outstanding if the proposed Transfer would constitute a Company Sale and including any shares issuable upon the exercise of Vested Options conditioned upon the consummation of such Transfer).  Any shares of Common Stock purchased from Tag-Along Stockholders pursuant to this Section 5(a) shall be purchased upon the same terms and conditions (including timing of purchase and payment) as such proposed Transfer by such Carlyle Stockholder.

(b)           If any Carlyle Stockholder proposes to make a Transfer triggering the Tag-Along Right, such Carlyle Stockholder shall send a written notice (each, a “Sale Notice”) to all of the Snyder Trusts and their respective Permitted Transferees at least twenty (20) Business Days prior to the date on which such Carlyle Stockholder expects to consummate such Transfer.  Each Sale Notice shall set forth the Third Party Terms applicable to the proposed Transfer, the maximum number of shares of Common Stock the Wesco Stockholder to whom the Sale Notice is delivered is entitled to sell pursuant to the Tag-Along Right and the anticipated closing date of the Transfer, and shall be accompanied by a copy of any written documents reflecting the terms and conditions agreed to by the Carlyle Stockholder and the Third Party Purchaser.

(c)           Each Tag-Along Stockholder that desires to exercise the Tag-Along Right shall deliver a written notice (each, a “Tag-Along Notice”) to that effect to the Carlyle Stockholder proposing to sell Common Stock within ten (10) Business Days following receipt of the Sale Notice from such Carlyle Stockholder.  The Tag-Along Notice shall state the number of shares of Common Stock (not to exceed the amount determined in accordance with Section 5(a)) that such Tag-Along Stockholder proposes to include in such Transfer to the Third Party Purchaser, and shall constitute the Tag-Along Stockholder’s binding agreement to sell its shares on the terms and subject to the conditions as are specified in or accompany the Sale Notice.  If the Third Party Purchaser does not purchase the specified number of shares of Common Stock from the Tag-Along Stockholders on the same terms and conditions as specified in the Sale Notice and at the same time as the Third Party Purchaser purchases Common Stock from such Carlyle Stockholder, then such Carlyle Stockholder shall not be entitled to sell any shares of Common Stock to the proposed Third Party Purchaser in the proposed Transfer unless such Carlyle Stockholder or its designee substantially concurrently purchases from each such Tag-Along Stockholder the number of shares of Common Stock of such Tag-along Stockholder as is specified in the Tag-Along Notice, on the Third Party Terms.

(d)           At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 5, the Third Party Purchaser shall remit to each Tag-Along Stockholder the consideration for the Common Stock of such Tag-Along Stockholder sold pursuant hereto (less any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; provided, however, that such escrow or hold back is pro rata among all sellers of Common Stock participating in such transaction), against delivery by such Tag-Along Stockholder of certificates (if any) representing such Common Stock, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Common Stock as may be reasonably requested by the Third Party Purchaser and the Company, and the compliance by such Stockholder with any other conditions to closing generally applicable to all Stockholders selling Common Stock in such transaction; provided that no such condition shall require such Stockholder to undertake or agree to bear joint and several liability with any other party thereto or to bear more than such Stockholder’s proportionate share of any indemnification obligations.

(e)           If any Transfer described in a Tag-Along Notice has not been consummated in accordance with the terms set forth in the Tag-Along Notice within one hundred and eighty (180) days after the expiration of the ten (10) Business Day election period specified in Section 5(c), or if the terms of such proposed Transfer have been modified in any material respect from those set forth in the Tag-Along Notice, such Transfer may not be completed without first providing a new Tag-Along Notice to the Snyder Trusts and their respective Permitted Transferees and allowing another opportunity for such Stockholders to elect to exercise their Tag-Along Right set forth in this Section 5.

SECTION 6.         COOPERATION

(a)           If the Company or any Carlyle Stockholder enters into any negotiation with respect to any transaction which could give rise to the issuance of Securities (as defined in the Securities Act) to a Stockholder for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act may be available, each such Stockholder shall, if requested by the Company, appoint for such Stockholder a “purchaser representative” (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company to advise such Stockholder in connection with such transaction.  If such purchaser representative is designated by the Company, the Company shall pay the fees and expenses of such purchaser representative, but if any Stockholder appoints another purchaser representative, such Stockholder shall be responsible for the fees and expenses of the purchaser representative so appointed.

(b)           Subject to Section 7(d), each of the Stockholders agrees that in any transaction in which such Stockholder sells some or all of the Common Stock and/or Vested Options held by such Stockholder (pursuant to this Agreement or otherwise, and whether structured as a sale of equity, merger, recapitalization, sale of assets or otherwise), such Stockholder shall bear his, her or its pro-rata portion of the costs of such transaction (based upon the percentage that the number of shares of Common Stock that are sold for such Stockholder in such transaction bears to the total number of shares of Common Stock that are sold in such transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party.

(c)           If any action by the Wesco Stockholders is required in connection with any transaction giving rise to a Tag-Along Right or a Bring-Along Right, a Qualified Public Offering or any Company Sale, each Wesco Stockholder shall take such actions as may be reasonably requested by the Company or the Carlyle Stockholders in connection therewith, so long as the Company and the Carlyle Stockholders are then in compliance with the terms of this Agreement and the Carlyle Stockholders take the same or equivalent action as is being requested of the Wesco Stockholders.  Without limiting the generality of the foregoing, each Wesco Stockholder agrees that he, she or it (i) shall consent to and raise no objections against such transaction, (ii) shall execute any Common Stock purchase agreement, merger agreement or other agreement in reasonably customary form entered into with the Third Party Purchaser with respect to such transaction memorializing the definitive Third Party Terms of such transaction and any ancillary agreement with respect thereto, so long as such agreements do not place disproportionate costs, expenses, risks or potential liability on the Wesco Stockholders as compared to any other Stockholders, (iii) shall vote the Common Stock held by such Wesco

Stockholder in favor of such transaction, (iv) shall use its reasonable best efforts to cause its Director nominee to vote in favor of such transaction (including without limitation by removal or replacement of any such Director) and (v) shall refrain from the exercise of dissenters’ appraisal rights with respect to such transaction.

SECTION 7.         REGISTRATION RIGHTS

(a)           Demand Registrations.

(i)            The Carlyle Stockholders shall have the right on any six (6) occasions, and the Snyder Trusts (and their Permitted Designees) shall have the right on any two (2) occasions, to make a written request to the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of the Common Stock held of record and beneficially by such Stockholder (a “Demand Registration” and the Stockholder exercising such right, the “Demanding Stockholder”).  The Demanding Stockholder may request that the Company register such Common Stock on an appropriate form, including a Shelf Registration Statement and, if the Company is a WKSI, an automatic shelf registration statement.  Within thirty (30) days after receipt of a request for a Demand Registration, the Company shall file a registration statement relating to such Demand Registration (a “Demand Registration Statement”) and shall use its best efforts to cause such Demand Registration Statement to promptly (but in any event within 180 days of receipt of the written request for a Demand Registration) be declared effective under the Securities Act; provided that, to the extent the Company will be a WKSI at the time such Demand Registration Statement is filed with the Commission, the Company shall file such Demand Registration Statement within five (5) business days after receipt of a request for a Demand Registration.  The Company shall not be obligated to file a Demand Registration Statement under this Section 7(a) unless the aggregate purchase price of the securities to be included in the requested Demand Registration (determined by reference to the offering price on the cover of the registration statement proposed to be filed) is greater than $25,000,000.

(ii)           If any Demand Registration is an underwritten registration and the managing underwriter or underwriters determine that the aggregate amount of securities proposed to be sold in such Demand Registration exceeds the maximum amount of securities that may be sold without having a material adverse effect on the success of the offering, including without limitation the selling price and other terms of such offering, the Company will include in such registration, (i) first, the number of securities requested by the Demanding Stockholder to be included in such Demand Registration that, in the opinion of such managing underwriter(s), can be sold and (ii) second, only if all securities referred to in clause (i) have been included in such Demand Registration, any other securities eligible for inclusion in such Demand Registration.

(iii)          If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Demanding Stockholder(s), delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any twelve (12) month period or (ii) for a period exceeding thirty (30) days on any one occasion.  In the case of a Demand Suspension, the Stockholders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Common Stock, upon receipt of the notice referred to above.  The Company shall immediately notify the Demanding Stockholder(s) upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Demanding Stockholder(s) such numbers of copies of the Prospectus as so amended or supplemented as the Demanding Stockholder(s) may request.  The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may be requested by the Demanding Stockholder(s).

(b)           Piggyback Registrations.  If the Company at any time after the IPO Date proposes to register under the Securities Act any shares of Common Stock or any Common Stock Equivalents (other than in connection with a Demand Registration pursuant to Section 7(a)), whether or not for sale for its own account, on a form and in a manner which would permit registration of the Common Stock held by a Stockholder for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to each Stockholder not later than thirty (30) days prior to the filing thereof.  Each Stockholder shall have the right to request that all or any part of his or its Registrable Common Stock be included in such registration.  Each Stockholder can make such a request by giving written notice to the Company within ten (10) Business Days (or, if the Company is a WKSI at such time, five (5) Business Days) after the giving of such notice by the Company (any Stockholder giving the Company a notice requesting that the Registrable Common Stock owned by it be included in such proposed registration being hereinafter referred to in this Section 7 as a “Registering Stockholder”); provided, however, that if the registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which the Company, all Registering Stockholders and all other stockholders of the Company entitled to register securities on a pari passu basis with the Registering Stockholders in connection with such offering (“Other Registering Holders”) propose to include in such registration statement exceeds the maximum amount of securities that may be sold without having a material adverse effect on the success of the offering, including without limitation the selling price and other terms of such offering, the Company will include in such registration, (i) first, the securities which the Company proposes to sell, (ii) second, the Common Stock of any holders with registration rights that are senior to the rights of the Registering Stockholders hereunder and (iii) third, the Registrable Common Stock of such Registering Stockholders and the Registrable Common Stock to be sold for the account of Other Registering Holders pro rata among all such Registering Stockholders and any such Other Registering Holders, taken together, on the basis of the relative percentage of Registrable Common Stock owned by all Registering Stockholders and such Other Registering Holders who have requested that securities owned by them be so included (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of the Registering Stockholders in such registration if such underwriters eliminate entirely the participation in such registration of all such Other Registering Holders).  Registrable Common Stock proposed to be registered and sold pursuant to an underwritten offering for the account of any Registering Stockholder shall be sold to the prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and the prospective underwriters.  The Company may withdraw any registration statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Registering Stockholder.

(c)           Holdback Agreements.  Notwithstanding any other provision of this Section 7, each Stockholder agrees that he, she or it will not (and it shall be a condition to the rights of each Stockholder under this Section 7 that such Stockholder does not) offer for public sale any Common Stock during a period not to exceed sixty (60) days prior to and one-hundred and eighty (180) days (but subject to extension as may be required to comply with Rule 2711 of the Financial Industry Regulatory Authority (“FINRA”)) after the effective date of any registration statement filed by the Company in connection with an underwritten public offering (except as part of such underwritten registration or as otherwise permitted by such underwriters), but only if so required by the underwriters in an underwritten offering and if each Carlyle Stockholder participating in the offering also agrees to and does comply with such requirement.

(d)           Expenses.  Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Stockholders in connection with any registration under this Section 7 shall be borne by the Company (including the fees and expenses of one legal firm to represent the Stockholders participating in any such registration), except that the following expenses shall be borne by the Stockholder incurring the same:  (i) the costs and expenses of counsel to such Stockholder to the extent such Stockholder retains its own independent counsel; (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other reasonable compensation paid to other industry professionals, to the extent relating to the distribution or sale of such Stockholder’s securities; (iii) transfer taxes with respect to the securities sold by such Stockholder; and (iv) other expenses incurred by such Stockholder and incidental to the sale and delivery of the securities to be sold by such Stockholder.

(e)           Registration Procedures.  In connection with any registration of Registrable Common Stock under the Securities Act pursuant to this Agreement, the Company will consult with each Registering Stockholder whose Common Stock is to be included in any such registration concerning the form of underwriting agreement (and shall provide to such Registering Stockholder the form of underwriting agreement prior to the Company’s execution thereof) and shall provide to such Registering Stockholder and its representatives such other documents (including correspondence with the Securities and Exchange Commission (the “Commission”) with respect to the registration statement and the related securities offering) as such Registering Stockholder shall reasonably request in connection with its participation in such registration.  The Company will furnish each Registering Stockholder whose Registrable Common Stock is registered thereunder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Registering Stockholder and each underwriter, if any, with copies of any prospectus forming a part of such registration statement (including a preliminary prospectus and all amendments and supplements thereto, the “Prospectus”), in such quantities as may be reasonably requested for the purposes of the proposed sale or distribution covered by such registration.  The Company shall not, however, be required to maintain the registration statement effective or to supply copies of a prospectus for a period beyond (i) ninety (90) days after the effective date of such registration statement, in the case of a firm commitment, underwritten public offering or (ii) one hundred and eighty (180) days after the effective date of such registration statement, if the public offering is not firmly underwritten (or such lesser time as may be necessary for the selling stockholders to sell the registered shares under the effective registration statement) and, at the end of such period, the Company may deregister any securities covered by such registration statement and not then sold or distributed; provided, however, that such ninety (90) day and one hundred and eighty (180) day periods shall be tolled for any period during which the Registering Stockholders participating in the registration are unable to (or requested by the Company or the underwriter not to) sell their Registrable Common Stock due to some defect or omission in the registration statement or as a result of any stop order issued, or any action, investigation or proceeding undertaken by the Commission or any applicable Governmental Authority.  In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Common Stock held by any Registering Stockholder pursuant to its obligations under this Section 7, the Company will:

(i)            upon filing a Registration Statement or any Prospectus related thereto, furnish to the Registering Stockholders whose Registrable Common Stock are covered by such Registration Statement and the underwriters, if any, copies of all such documents;

(ii)           prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period referenced in subparagraph (d) above; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

(iii)          promptly notify the Registering Stockholders and the managing underwriters, if any, and (if requested by any such Person) confirm such advice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)          use its reasonable best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v)           if requested by the managing underwriters or a Registering Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Registering Stockholders holding a majority of the Registrable Common Stock being sold by Registering Stockholders agree should be included therein relating to the sale of such Registrable Common Stock, including without limitation information with respect to the amount of Registrable Common Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Common Stock to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vi)          furnish to such Registering Stockholder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(vii)         deliver to such Registering Stockholders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons or entities may reasonably request;

(viii)        prior to any public offering of Registrable Common Stock, register or qualify or cooperate with the Registering Stockholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Stockholder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Common Stock covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so required to be qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(ix)           cooperate with the Registering Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Common Stock to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Common Stock to the underwriters;

(x)            if any fact described in subparagraph (iii)(E) above exists, promptly prepare and file with the Commission a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Common Stock being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(xi)           cause all Registrable Common Stock covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(xii)          provide a CUSIP number for all Registrable Common Stock included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xiii)         enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Common Stock;

(xiv)        make available for inspection by a representative of the Registering Stockholders whose Registrable Common Stock is being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Registering Stockholders or underwriter, all financial and other records and any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons or entities unless disclosure of such records, information or documents is required by court or administrative order; and

(xv)         otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to the Registering Stockholders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Common Stock of such Registering Stockholder is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month period.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration is submitted to the Company, and such Demand Registration requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) on Form S-3, the Company shall file an Automatic Shelf Registration Statement which covers those shares of Registrable Common Stock which are requested to be registered.  If the Company does not pay the filing fee covering the shares of Registrable Common Stock at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the shares of Registrable Common Stock are to be sold.  If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the shares of Registrable Common Stock.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the Automatic Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(f)            Conditions to Stockholder Rights; Indemnification by Stockholder.  It shall be a condition of each Registering Stockholder’s rights hereunder to have Registrable Common Stock owned by it registered that:

(i)            such Registering Stockholder shall cooperate with the Company in all reasonable respects by supplying information and executing documents relating to such Registering Stockholder or the securities of the Company owned by such Registering Stockholder to the extent required to be included in any public filing required to be made with the Commission in connection with such registration;

(ii)           such Registering Stockholder shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to ensure compliance with federal and state securities laws and the rules or other requirements of FINRA or otherwise to effectuate the offering, provided that the Carlyle Stockholders do the same; and

(iii)          such Registering Stockholder shall execute and deliver an agreement to indemnify and hold harmless the Company and each underwriter (as defined in the Securities Act), and each person or entity, if any, who controls such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such underwriter or controlling person or entity may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, at least equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to information furnished in writing by such Registering Stockholder in its capacity as a Registering Stockholder specifically for use in the Registration Statement or Prospectus in connection with such registration and with respect to such Registering Stockholder’s failure to deliver Prospectuses as required under the Securities Act; provided, however, that in no event shall such obligation require any Registering Stockholder to agree to provide indemnification in excess of the net amount of proceeds from the sale of shares of Registrable Common Stock that are actually received by such Registering Stockholder.

(g)           Indemnification by Company.  In the event of any registration under the Securities Act of any Registrable Common Stock of Registering Stockholders pursuant to this Section 7, the Company shall execute and deliver an agreement in customary scope and substance to indemnify and hold harmless each Registering Stockholder disposing of such Registrable Common Stock and any underwriter participating in such disposition against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Registering Stockholder and any such underwriter may become subject under the Securities Act or otherwise, in such manner as is customary in underwriting agreements for registrations of the type then proposed.

(h)           Rule 144.  The Company covenants that it will timely file all periodic and current reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder, such that at all times while the Company is subject to such filing and reporting requirements, the requirement of Rule 144 that adequate information regarding the Company be publicly available through the making of such requisite filings shall at all time be satisfied.  Upon the request of any Registering Stockholder, the Company will deliver to such Registering Stockholder a written statement confirming that it has complied with such requirements and any such other statements and information as reasonably may be requested by the Stockholder in determining the availability of Rule 144 to such Stockholder.

(i)            Priority.  Without the prior written consent of a Carlyle Majority and a Wesco Majority, the Company shall not grant any Stockholder registration rights that are prior in right to the registration rights granted to the Stockholders hereunder.  Subject to the foregoing and notwithstanding any other provision of this Section 7, the Company may, without the consent of the Parties, grant registration rights senior to the rights of the Parties pursuant to this Section 7 in connection with any bona fide investment or financing transaction negotiated at arm’s length by the Company.

SECTION 8.         MISCELLANEOUS

(a)           Legends.  All certificates representing shares of Common Stock issued to or acquired by any of the Stockholders prior to the execution of this Agreement bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF SEPTEMBER 29, 2006. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Upon the execution of this Agreement, in addition to any other legend that the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates, if any, representing shares of capital stock of the Company issued by the Company to any of the Stockholders shall bear the following legend, and the shares represented by such certificates shall be subject to the applicable provisions of this Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF JULY 27, 2011. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b)           Successors, Assigns and Transferees.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and permitted assigns (including, without limitation, successors to the Company, whether by merger or otherwise) and any other transferee of the Common Stock and shall also apply to any Common Stock acquired by the Stockholders after the date hereof.

(c)           Specific Performance.  Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party’s obligations under this Agreement. The Company, the Carlyle Stockholders and the Wesco Stockholders agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(e)           Interpretation.  The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(f)            Notices.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

Wesco Aicraft Holdings, Inc.

27727 Avenue Scott

Valencia, California 91355

Telecopier:  (661) 295-1340

Attention:  Randy Snyder

With a copy to Falcon, at the address given below.

If to Falcon, at:

Carlyle Partners IV, L.P.

c/o TC Group, L.L.C.

1001 Pennsylvania Avenue, NW

Suite 220 South

Washington, DC 20004-2505

Telecopier:  (202) 347-9250

Attention:  Adam J. Palmer

If to the Snyder Family, to:

Wesco Aircraft Holdings, Inc.

27727 Avenue Scott

Valencia, California 91355

Telecopier:  (661) 295-1340

Attention:  Randy Snyder

Or such other address for a trustee as may be specified on the signature page(s) hereto.

If to any other Stockholders, to the address set forth on the signature pages hereto.

(g)           Recapitalization, Exchange, Etc. Affecting the Company’s Equity Securities.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Common Stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Common Stock and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.  This Agreement shall also apply to any Common Stock acquired by the Stockholders at any time hereafter, whether as a result of exercising Vested Options, the vesting of restricted stock or otherwise without any further action by such Stockholder.  Notwithstanding the foregoing, or any other provision contained herein, this Agreement will terminate upon the later of (i) the consummation of a Company Sale and (ii) such date as neither the Carlyle Stockholders nor the Wesco Stockholders in the aggregate hold five percent (5%) or more of the then-outstanding shares of Common Stock.

(h)           Counterparts.  This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(i)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(j)            Amendment.  This Agreement may be amended and any provision hereof waived only by written document signed by each of the Parties; provided, however, that (i) a Wesco Majority may agree to amend this Agreement or grant a waiver of any term hereof on behalf of all Wesco Stockholders to the extent their rights and obligations are not disproportionately adversely affected relative to those of such Wesco Majority and (ii) a Carlyle Majority may agree to amend this Agreement or grant a waiver of any term hereof on behalf of all Carlyle Stockholders to the extent their rights and obligations are not disproportionately adversely affected relative to those of such Carlyle Majority.  Notwithstanding the foregoing, at any time hereafter, Permitted Transferees or other Persons acquiring shares of Common Stock in accordance with the terms hereof may be made parties hereto and treated as “Stockholders” for all purposes hereunder by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

(k)           Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to a Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Common Stock or any option to purchase Common Stock.

(l)            Management Agreement.  The Stockholders acknowledge and agree that the Carlyle Management Agreement shall remain in effect until amended, restated or otherwise modified or terminated pursuant to its terms.

(m)          Effectiveness of Amendment and Restatement.  Upon effectiveness of the Registration Statement relating to the Initial Public Offering, the Original Agreement shall thereupon be deemed to be amended and restated as hereinabove set forth as fully and with the same effect as if the amendments and restatements made hereby were originally set forth in the Original Agreement, but such amendments and restatements shall not operate so as to render invalid or improper any action heretofore taken under the Original Agreement.

EXHIBIT A

SIGNATURE PAGE
TO THE
STOCKHOLDERS AGREEMENT

By execution of this signature page,                                                           hereby agrees to become a party to, be bound by the obligations of and receive the benefits of that certain Amended and Restated Stockholders Agreement dated as of [June] [_], 2011 by and among Wesco Aircraft Holdings, Inc., a Delaware corporation, Falcon Aerospace Holdings, LLC, a Delaware limited liability company, and certain other parties named therein, as amended from time to time thereafter.

By:
Name:
Title:

Notice Address:

Accepted:

WESCO AIRCRAFT HOLDINGS, INC.

By:
Name:
Title:

[Exhibit A to Amended & Restated Stockholders Agreement]